EXHIBIT 10.21

          AMENDMENT TO SIX AND ONE HALF PERCENT CONVERTIBLE NEGOTIABLE
                             NOTE DUE JUNE 30, 2001


THIS AMENDMENT (this "Amendment") TO SIX AND ONE HALF PERCENT CONVERTIBLE NEGOTIABLE NOTE DUE JUNE 30, 2001 (the "Note") is made as of December 24, 1996 by and among U.S. Diagnostic, Inc., a Delaware corporation ("USDL" or the "Company") and HEICO Corporation, a Florida corporation (the "Payee" or "the Holder of Note").

                                    RECITALS

        WHEREAS, the Company issued the Note to the Payee, which note is dated July 1, 1996 and is a portion of the consideration for the purchase of MediTek Health Corporation from the Payee; and

        WHEREAS, both the Company and the Payee desire to extend by six months the time period before which the Company is required to register the Company's Common Stock receivable by the Payee upon conversion of the Note and to extend the period of time before which the Company may prepay the Note.

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Payee hereby agree as follows:

        1. REQUIRED CONVERSION. Section 3 of the Note is hereby amended so that the date upon which conversion of the Note may be required shall be extended to the later of December 31, 1997 or the date that the shares of Common Stock into which the Note are convertible are registered for resale by the Holder under the Securities Act of 1933 as amended (such time being herein called the "Required Conversion Date"), if the last sale price of the Common Stock averages at least $9.25 per share for the ten (10) trading days immediately preceding the Required Conversion Date, then upon written notice from the Company given within fifteen
(15) days following the Required Conversion Date, the Payee shall convert this Note at the then applicable Conversion Rate.

        2. PREPAYMENT. Section 4 of the Note is hereby amended so that the Note may not be prepaid in whole or in part until any time after December 31, 1997, upon sixty (60) days written notice by the Company to the Holder. The Holder shall be permitted to convert the Note at any time prior to the date of prepayment set forth in such notice.

        3. NO OTHER CHANGES. With the exception of the foregoing, all of the other terms and provisions of the Note shall remain unchanged. Any defined terms set forth in this Amendment which are not defined in the Amendment, but are defined in the Note, shall have the definitions ascribed to such defined terms in the Note.

        4. MISCELLANEOUS. All of the miscellaneous provisions contained in
Section 8 of the Note shall apply to this Amendment.

        IN WITNESS WHEREOF, this Amendment has been executed and delivered on the date first specified above by the duly authorized representatives of the Company and the Holder.

                                          U.S. Diagnostic, Inc.


                                          BY:  /s/ JOSEPH A PAUL
                                              --------------------------------
                                               Joseph A. Paul
                                               President




                                          HEICO Corporation



                                          BY:   /s/ LAURANS A. MENDELSON
                                              --------------------------------
                                               Laurans A. Mendelson
                                               Chairman, President and
                                               Chief Executive Officer